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                       SECURITIES AND EXCHANGE COMMISSION

                                  UNITED STATES

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 5, 2005
                                                         ---------------

                             HENNESSY ADVISORS, INC.

             (Exact name of registrant as specified in its charter)

         California                      000-49872             68-0176227
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(State or other jurisdiction            Commission            (IRS Employer
      of incorporation)                File Number)        Identification No.)

             750 Grant Avenue, Suite 100                       94945
                                                               -----
                  Novato, California
       (Address of principal executive offices)             (Zip Code)

   Registrant's telephone number including area code: (415) 899-1555
                                                      --------------

                                 Not Applicable
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01         Regulation FD Disclosure

Hennessy Advisors, Inc. has elected to terminate its pending underwritten public offering without selling any shares. The company would not have been able to complete the offering without selling approximately half of the shares offered to a single investor, who as a result would have owned nearly 19% of the company's outstanding common stock, with no significant increase to the public float.

The company estimates that the expenses of the offering will total approximately $400,000.00 to $500,000.00 and on an after-tax basis will reduce net income for the fiscal year ended September 30, 2005 by approximately $240,000.00 to $300,000.00 or $0.10 to $0.12 per share.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        HENNESSY ADVISORS, INC.
                                        (registrant)



October 5, 2005                         By:   /s/ Neil J. Hennessy
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                                              Neil J. Hennessy
                                              President and CEO







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